UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2008

Patriot Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(Address of principal executive offices, zip code)

(760) 547-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 1, 2008, Patriot Scientific Corporation, a Delaware corporation (“Patriot”), PTSC Acquisition 1 Corp., a California corporation and wholly-owned subsidiary of Patriot (“Merger Sub”), and Crossflo Systems, Inc., a California corporation (“Crossflo”), consummated a merger of the Merger Sub with and into Crossflo (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of August 4, 2008 (the “Merger Agreement”).

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by the Merger Agreement attached as Exhibit 99.1 to the Current Report on Form 8-K filed by Patriot on August 11, 2008.  Patriot issued a press release on September 3, 2008 regarding the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be file pursuant to Item 2.01.

(d) Exhibits.

2.1(1) Merger Agreement, dated as of August 4, 2008, by and among Patriot Scientific Corporation, PTSC Acquisition 1 Corp., and Crossflo Systems, Inc.  Certain Schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1 Press Release of Patriot Scientific Corporation issued on September 3, 2008

______________________________

(1) Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2008 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation (Registrant)

Date: September 4, 2008	By:	/s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer